As filed with the Securities and Exchange Commission on September 8, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1598552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rachael R. Lape, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Union Bankshares Corporation

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jacob A. Lutz, III, Esq.

Mark W. Jones, Esq.

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company	☐
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $1.33 per share	—	—	—	—
Preferred Stock, par value $10.00 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder, including under any applicable anti-dilution provisions. The indeterminate amount includes securities which may be purchased by underwriters to cover over-allotments, if any. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange, exchange or conversion of other securities or that are issued in units. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum offering price per security will be determined by the Registrant in connection with the issuance of the securities registered hereunder.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of all of the registration fee, which will be paid on a pay-as-you-go-basis, except for the fee that has already been paid with respect to securities having an aggregate offering price of $50,000,000 that were previously registered on Registration Statement No. 333-198710 (the “Prior Registration Statement”) filed by the Registrant on September 12, 2014 and remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the $6,440 fee previously paid by the Registrant in connection with the original registration of the unsold securities will continue to be applied to such securities.

Prospectus

UNION BANKSHARES CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, common stock, preferred stock, debt securities (which may be senior or subordinated debt securities), warrants, purchase contracts or units in amounts, at prices and on other terms to be determined at the time of the offering. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby. The securities offered by this prospectus may be convertible into or exercisable or exchangeable for other of our securities.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and the documents incorporated therein by reference carefully before you invest.

We may offer and sell these securities on a delayed or continuous basis to or through one or more agents, underwriters or dealers as designated from time to time, directly to one or more purchasers, through a combination of these methods or any other method as provided in the applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth their names and any applicable fees, commissions or discounts.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “UBSH.”

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as the risks and uncertainties described under similar headings in any applicable prospectus supplement or related free writing prospectus and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is September 8, 2017.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms “we,” “us,” “our,” “Union” and the “company” to refer to Union Bankshares Corporation. We sometimes refer to Union Bank & Trust as our “community bank” or “bank subsidiary.” References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement or related free writing prospectus and the documents incorporated therein by reference carefully before you invest. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”

We are only responsible for the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the agents, underwriters or dealers, if any, together with the terms of the offering, any initial public offering price, the price paid to us for the securities, the manner of distribution, the compensation of any agents, underwriters or dealers and the net proceeds to be received by Union. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public from commercial document retrieval services and at the SEC’s Internet website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. Our SEC filings are also available at no cost on our website at http://investors.bankatunion.com, as soon as reasonably practicable after we file such documents with the SEC. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus or any prospectus supplement. Our SEC file number is 000-20293.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. We incorporate by reference the documents listed below (except Items 2.02 and 7.01 of any Current Report on Form 8-K, unless otherwise indicated in the Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 28, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2017, filed on May 9, 2017, and (ii) June 30, 2017, filed on August 8, 2017;

•	our Current Reports on Form 8-K filed on January 4, 2017, January 10, 2017, January 26, 2017, April 5, 2017, May 4, 2017, May 22, 2017, May 23, 2017, June 5, 2017, June 9, 2017, July 5, 2017, July 19, 2017, July 20, 2017 and September 5, 2017; and

•	the description of common stock contained in our registration statement on Form 8-A, as filed with the SEC on July 2, 1999 (incorporated by reference from Union’s registration statement on Form S-4 (file no. 333-49563), originally filed with the SEC on April 7, 1998), including any subsequently filed amendments and reports updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date that all of the securities offered by this prospectus or any prospectus supplement are sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated). Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later which is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information contained in this prospectus should be read together with the information in the documents incorporated in this prospectus by reference.

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You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Rachael R. Lape

Senior Vice President, General Counsel and Corporate Secretary

Union Bankshares Corporation

1051 East Cary Street, Suite 1200

Richmond, Virginia 23219

(804) 633-5031

These incorporated documents may also be available on our website at http://investors.bankatunion.com. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement or related free writing prospectus and the documents incorporated by reference in this prospectus or in any accompanying prospectus supplements may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of ours and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that our actual results, performance, or achievements will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

•	the possibility that any of the anticipated benefits of the acquisition of Xenith Bankshares, Inc. (“Xenith”) pursuant to a definitive merger agreement between us and Xenith, dated as of May 19, 2017 (the “Pending Merger”) with Xenith will not be realized or will not be realized within the expected time period, our business and that of Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, the expected revenue synergies and cost savings from the Pending Merger may not be fully realized or realized within the expected time frame, revenues following the Pending Merger may be lower than expected, customer and employee relationships and business operations may be disrupted by the Pending Merger, or obtaining required regulatory and shareholder approvals, or completing the Pending Merger on the expected timeframe, may be more difficult, time-consuming or costly than expected;

•	changes in interest rates;

•	general economic and financial market conditions;

•	our ability to manage our growth or implement our growth strategy;

•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets;

•	levels of unemployment in our bank subsidiary’s lending area;

•	real estate values in our bank subsidiary’s lending area;

•	an insufficient allowance for loan losses;

•	the quality or composition of the loan or investment portfolios;

•	concentrations of loans secured by real estate, particularly commercial real estate;

•	the effectiveness of our credit processes and management of our credit risk;

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•	demand for loan products and financial services in our market area;

•	our ability to compete in the market for financial services;

•	technological risks and developments, and cyber attacks or events;

•	performance by our counterparties or vendors;

•	deposit flows;

•	the availability of financing and the terms thereof;

•	the level of prepayments on loans and mortgage-backed securities;

•	legislative or regulatory changes and requirements;

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

•	accounting principles and guidelines; and

•	the risks outlined in under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as the risks and uncertainties described under similar headings in any applicable prospectus supplement or related free writing prospectus and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus or the applicable prospectus supplement. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of forward-looking statements contained in an accompanying prospectus supplement, related free writing prospectus or document incorporated by reference, as of the date of that document. Except as required by law, we undertake no obligation to publicly update or release any revisions to any forward-looking statement to reflect any events or circumstances after the date as of which such forward-looking statement speaks or to reflect the occurrence of unanticipated events.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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UNION BANKSHARES CORPORATION

Union Bankshares Corporation is a bank holding company organized under the laws of the Commonwealth of Virginia and headquartered in Richmond, Virginia. We provide a full range of financial services through our community bank subsidiary, Union Bank & Trust, to the Northern, Central, Rappahannock, Roanoke Valley, Shenandoah, Tidewater, and Northern Neck regions of Virginia. Union Bank & Trust is a commercial bank chartered under the laws of the Commonwealth of Virginia that provides banking, trust, and wealth management services and has 111 bank branches and approximately 173 ATMs. Our non-bank affiliates include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Union Insurance Group, LLC, which offers various lines of insurance products; and Old Dominion Capital Management, Inc., which provides investment advisory services. Our common stock is traded on the NASDAQ Global Select Market under the symbol “UBSH.”

On May 19, 2017, we entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Xenith Bankshares, Inc. (“Xenith”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Xenith will merge with and into us (the “Merger”), with Union as the surviving corporation in the Merger. Following the Merger, Xenith’s wholly owned subsidiary, Xenith Bank, will merge with and into our wholly owned subsidiary, Union Bank & Trust, pursuant to a separate merger agreement and related plan of merger (the “Bank Merger”), with Union Bank & Trust as the surviving entity in the Bank Merger. The Merger Agreement was approved and adopted by the Board of Directors of each of Union and Xenith. The Merger is expected to close in the first quarter of 2018 and is subject to customary closing conditions, including shareholder and regulatory approvals. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Union’s Current Report on Form 8-K, filed May 23, 2017, and the exhibits thereto, which are incorporated by reference herein.

As of June 30, 2017, we had total consolidated assets of approximately $8.9 billion, total consolidated loans, net of deferred fees and costs, of approximately $6.8 billion, total consolidated deposits through Union Bank & Trust of approximately $6.8 billion, and consolidated shareholders’ equity of approximately $1.0 billion.

Our principal executive offices are located at 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, and our telephone number is (804) 633-5031. Our website can be accessed at http://www.bankatunion.com. We are not incorporating the information on our website into this prospectus, and the information on the website is not included in, nor is it a part of, this prospectus.

For more information about Union, see “Where You Can Find More Information” beginning on page 2.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include investing in, or extending credit to, our operating subsidiaries; investments at the holding company level; reducing or refinancing existing debt; possible acquisitions; stock repurchases; and other purposes as described in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.

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RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratios of (i) earnings to fixed charges and (ii) earnings to fixed charges and preferred stock dividends for the periods presented. As of the date of this prospectus, we do not have any preferred stock outstanding.

	For the Six Months Ended		For the Years Ended December 31,
	June 30, 2017	June 30, 2016	2016	2015	2014	2013	2012
Ratios of earnings to fixed charges (1):
Including deposit interest	3.17	4.22	4.24	4.28	4.11	3.11	2.69
Excluding deposit interest	5.14	8.20	8.24	8.54	7.06	6.69	5.96
Ratios of earnings to fixed charges and preferred dividends (1)(2):
Including deposit interest	3.17	4.22	4.24	4.28	4.11	3.11	2.69
Excluding deposit interest	5.14	8.20	8.24	8.54	7.06	6.69	5.96

(1)	For purposes of calculating the ratio of earnings to fixed charges, fixed charges is the sum of (i) interest cost, including interest on deposits; and (ii) that portion of rent expense estimated to be representative of the interest factor.
(2)	For purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, we divide earnings by the sum of fixed charges and preferred stock dividends. As of the date of this prospectus, we do not have any preferred stock outstanding.

REGULATORY CONSIDERATIONS

We are extensively regulated under both federal and state law. As a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to supervision, regulation and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are also registered under the bank holding company laws of Virginia, and accordingly are subject to regulation and supervision by the Virginia State Corporation Commission. Our subsidiary bank, Union Bank & Trust, is also supervised, regulated and regularly examined by the Federal Reserve and the Virginia State Corporation Commission. The deposit insurance for accounts with Union Bank & Trust is provided by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund. This regulatory framework is intended primarily for the protection of consumers, depositors and the Deposit Insurance Fund of the FDIC, and not for the protection of security holders. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and bank holding companies and their subsidiaries and specific information relevant to us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Union consists of (i) 100,000,000 shares of common stock, par value $1.33 per share; and (ii) 500,000 shares of preferred stock, par value $10.00 per share, which may be issued in series with such powers, designations and rights as may be established from time to time by our Board of Directors. As of August 31, 2017, there were 43,704,874 shares of our common stock issued and outstanding held by approximately 4,408 holders of record and no shares of our preferred stock issued and outstanding. As of August 31, 2017, there were options outstanding to purchase 153,401 shares of our common stock and 341,031 shares were subject to unvested restricted stock awards, all granted under our equity compensation plans. See “Description of Common Stock” and “Description of Preferred Stock” for more information.

DESCRIPTION OF COMMON STOCK

The following summary description of the material features of the common stock of Union is qualified in its entirety by reference to the applicable provisions of Virginia law and by Union’s Articles of Incorporation, as amended (the “Articles”), and Union’s Bylaws, as amended (the “Bylaws”).

General

Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “UBSH.” All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, fully paid and nonassessable.

The transfer agent for our common stock is Computershare, 250 Royall Street, Canton, Massachusetts 02021.

Dividends

Our shareholders are entitled to receive dividends or distributions that our Board of Directors may declare out of funds legally available for those payments. The payment of distributions by Union is subject to the restrictions of Virginia law applicable to the declaration of distributions by a corporation. A Virginia corporation generally may not authorize and make distributions if, after giving effect to the distribution, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were dissolved at that time, to satisfy the preferential rights of shareholders whose rights are superior to the rights of those receiving the distribution. In addition, the payment of distributions to shareholders is subject to any prior rights of holders of outstanding preferred stock.

As a bank holding company, our ability to pay dividends is affected by the ability of Union Bank & Trust, our bank subsidiary, to pay dividends to us. The ability of our bank subsidiary, as well as Union, to pay dividends in the future is, and could be further, influenced by bank regulatory requirements and capital guidelines.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Union, the holders of shares of our common stock will be entitled to receive, after payment of all debts and liabilities of Union and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of Union available for distribution in cash or in kind.

Voting Rights

The holders of our common stock are entitled to one vote per share, and in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast. The holders of our common stock are not entitled to cumulative voting rights in the election of directors.

Directors and Classes of Directors

Our Board of Directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Any newly created directorships or any decrease in directorships are apportioned among the classes as evenly as possible. Currently, the Union Board of Directors consists of 18 directors. Under the Articles, directors may be removed only for cause upon the affirmative vote of at least two-thirds of the outstanding shares entitled to vote.

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No Preemptive Rights; Redemption and Assessment

Holders of shares of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.

Securities Are Not Insured by the FDIC

Investments in our common stock or any of our equity or debt securities will not qualify as deposits or savings accounts and will not be insured or guaranteed by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Certain Anti-Takeover Provisions of Our Articles and Bylaws and Virginia Law

General. Our Articles and Bylaws and the Virginia Stock Corporation Act (the “Virginia SCA”) contain certain provisions designed to enhance the ability of our Board of Directors to deal with attempts to acquire control of the company. These provisions, and the ability to set the voting rights, preferences and other terms of any series of preferred stock that may be issued, may be deemed to have an anti-takeover effect and may discourage takeovers (which certain shareholders may deem to be in their best interest). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may be inhibited. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.

The following briefly summarizes protective provisions that are contained in our Articles and Bylaws and provided by the Virginia SCA. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to our Articles and Bylaws and the statutory provisions contained in the Virginia SCA.

Supermajority Provision. The Virginia SCA provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of the votes entitled to be cast on the matter. Certain corporate actions requiring a more than two-thirds vote include:

•	adoption of plans of merger or share exchange;

•	sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and

•	adoption of plans of dissolution.

The Virginia SCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

Our Articles state that the actions set out above must be approved by a majority of all votes entitled to be cast on the transaction by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended, then the transaction must be approved by the vote of 80% or more of all votes entitled to be cast on such transactions by each voting group entitled to vote on the transaction.

The provisions of our Articles and the Virginia SCA could tend to make the acquisition of Union more difficult to accomplish without the cooperation or favorable recommendation of the Union Board of Directors.

Staggered Board Terms. Our Articles provide that our Board of Directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually for a term of three years and until their successors are elected and qualified. Vacancies occurring in the Board of Directors by reason of an increase in the number of directors may be filled by the Board of Directors, and any directors so chosen shall hold office until the next election of directors by the stockholders. Any other vacancy in the Board of Directors, whether by reason of death, resignation, removal or otherwise, may be filled by the remaining directors and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Pursuant to our Articles, directors may be removed only for cause and only by a vote of the holders of two-thirds of the outstanding shares entitled to vote.

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State Anti-Takeover Statutes. Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.

The Affiliated Transaction Statute of the Virginia SCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•	subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the Virginia SCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•	unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•	among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

Corporations may provide in their articles of incorporation or bylaws to opt-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute. Union has not opted-out of the Affiliated Transactions Statute or the Control Share Acquisitions Statute, and Union’s bylaws provide that it may, but is not required to, redeem shares of its common stock which have been the subject of a “control share acquisition” as defined in the Control Share Acquisitions Statute.

Authorized Preferred Stock. Our Articles authorize the issuance of preferred stock and our Board of Directors may, subject to application of Virginia law and federal banking regulations, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as the Board may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of Union by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction.

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Liability and Indemnification of Officers and Directors. The Virginia SCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia SCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Our Articles provide that, to the full extent that the Virginia SCA permits the limitation or elimination of liability of directors or officers, a director or officer of Union is not liable to Union or its shareholders for monetary damages.

A Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia SCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Virginia SCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Our Articles provide that, to the full extent permitted by the Virginia SCA, Union is required to indemnify a director or officer against liabilities, fines, penalties and claims imposed upon or asserted against him or her by reason of having been a director or officer and against all expenses reasonably incurred by him or her in connection therewith, except in relation to matters as to which he or she is liable by reason of his or her willful misconduct or knowing violation of criminal law.

Dissenters’ and Appraisal Rights. The Virginia SCA provides that appraisal or dissenters’ rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as the NASDAQ Global Select Market, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal or dissenters’ rights will be available to holders of common stock of a Virginia corporation in a merger if:

•	the articles of incorporation provide for appraisal or dissenters’ rights regardless of an available exception (our Articles do not authorize such special appraisal or dissenters’ rights);

•	in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash or such shares; or

•	the merger is an “affiliated transaction,” as described under “– State Anti-Takeover Statutes” above, and it has not been approved by a majority of the disinterested directors.

Our common stock is listed on the NASDAQ Global Select Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, holders of our common stock are not entitled to appraisal or dissenters’ rights.

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Amendments to our Articles of Incorporation and Bylaws. The Virginia SCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the Virginia SCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the Virginia SCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.

Under the Virginia SCA, unless another process is set forth in the articles of incorporation or bylaws, a majority of the directors (except to the extent authority to amend the bylaws is reserved by the Virginia SCA), or, if a quorum exists at a meeting of shareholders, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.

Our Articles state that an amendment to the articles of incorporation must be approved by a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended by two-thirds of the directors in office, then the amendment must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such amendment by each voting group entitled to vote.

Our Bylaws may be amended, altered, or repealed by the Board of Directors at any time. Our shareholders have the power to rescind, alter, amend, or repeal any bylaws and to enact bylaws which, if so expressed by the shareholders, may not be rescinded, altered, amended, or repealed by our Board of Directors.

Increasing the Number of Directors. Under Virginia law, a board of directors may amend or repeal bylaws unless its company’s articles of incorporation or other provisions of Virginia law reserve such power exclusively in the shareholders or the shareholders, in adopting or amending particular bylaws, expressly prohibit the board of directors from amending or repealing that bylaw. Our Articles do not reserve the power to amend the Bylaws to increase or decrease the number of directors exclusively to the shareholders and no bylaw, and no amendment thereto, expressly prohibits the Board of Directors from amending the Bylaws to increase or decrease the number of directors. Any newly created directorships resulting from an increase in the number of authorized directors shall be filled by the affirmative vote of a majority of the directors then in office. As a result, if faced with an attempt to take control of our Board of Directors, the Board may increase the size of the Board and install directors opposed to the hostile takeover attempt.

Inability of Shareholders to Call Special Meetings. Pursuant to our Bylaws, special meetings of shareholders may be called only by the Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Board of Directors or the Board’s Executive Committee. As a result, shareholders are not able to act on matters other than at annual shareholders meetings unless they are able to persuade the Chief Executive Officer, President, the Chairman or the Vice Chairman of the Board of Directors to call a special meeting.

Advance Notification Requirements. Our Bylaws require a shareholder who desires to nominate a candidate for election to the Board of Directors or to raise new business at an annual shareholders meeting to provide us advance notice not less than 30 days prior to the first anniversary date of the initial notice of meeting of shareholders delivered to shareholders for the previous year’s annual meeting, provided, however, that such notice is not be required to be given more than 90 days prior to the annual meeting of shareholders. Our Bylaws further condition the presentation of shareholder nominations for director or proposals for business on compliance with a number of conditions. In addition, a shareholder must also comply with applicable SEC rules in order for his or her shareholder proposal to be included in the Company’s proxy statement relating to the annual meeting.

DESCRIPTION OF PREFERRED STOCK

Our Board of Directors, without shareholder approval, is authorized under our Articles to issue, in one or more series, shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. The Board of Directors is also authorized to fix the designation, voting, conversion, preference and other relative rights, qualifications and limitations of any series of preferred stock.

As of the date of this prospectus, 500,000 shares of our preferred stock, par value $10.00, are authorized. We have no shares of preferred stock outstanding.

The following summary description of the material features of the preferred stock of Union that we may offer from time to time is qualified in its entirety by reference to the applicable provisions of Virginia law, our current Articles and the articles of amendment to our Articles relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

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General

Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. The shares of preferred stock, when issued and sold, will be fully paid and nonassessable.

The number of shares and all of the relative rights, preferences and limitations of the respective future series of preferred stock authorized by our Board of Directors will be described in the applicable prospectus supplement. The terms of a particular series of preferred stock may differ, among other things, in:

•	designation;

•	number of shares that constitute the series;

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

•	dividend periods, or the method of calculating the dividend periods;

•	redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

•	voting rights;

•	preferences and rights upon liquidation or winding up;

•	whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted);

•	for preferred stock convertible into our common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur; and

•	the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock; and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Dividends

Dividends will be payable as they are declared by our Board of Directors at such time or times as it elects, and no holder of preferred stock will have any right to receive any dividend unless and until that dividend has been declared by the Board of Directors. The stated annual dividend may be declared and paid in increments during each calendar year. In connection with each dividend payment, the Board of Directors may set a record date in advance of the payment date for the purpose of determining the holders of shares preferred stock who are entitled to receive that dividend.

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If described in the applicable prospectus supplement, we may pay cumulative cash dividends to the holders of preferred stock, when and as declared by the Board of Directors or a committee thereof, out of funds legally available for payment. The prospectus supplement will detail, as applicable, the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. In the event that dividends are declared on the preferred stock, the Board of Directors or the committee will fix a record date for any such payment of dividends, which will be paid on the preferred stock to the holders of record on that record date.

We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

Unless we have paid in full all unpaid cumulative dividends, if any, on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock of Union ranking junior or on parity with the preferred stock as to dividend payments (unless otherwise described in the prospectus supplement):

•	declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

•	make other distributions;

•	redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

•	make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Union or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Redemption

The prospectus supplement will indicate whether, and on what terms, the shares of any future series of preferred stock will be subject to redemption, mandatory or otherwise, or a sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the redemption price and date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Union, the holders of shares of preferred stock outstanding will be entitled to receive, out of the assets of Union available for distribution to shareholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the Articles (as amended to establish the preferred stock) and/or the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends, if any, to the date of final distribution, before any distribution is made to holders of:

•	any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

•	our common stock.

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However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of Union with or into another corporation nor a merger of another corporation with or into Union nor a sale or transfer of all or part of Union’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Union.

If, upon any liquidation, dissolution or winding up of Union, assets of Union then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of shares of the preferred stock and of shares of that other preferred stock will participate ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets by Union.

Voting Rights

Unless otherwise determined by our Board of Directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we may issue senior debt securities under a senior indenture (the “senior indenture”), which we will enter into with a trustee to be named in the senior indenture. Prior to issuing any debt securities under such senior indenture, we will select the trustee for the senior indenture (the “senior indenture trustee”) relating to the issuance of senior debt securities, qualify the senior indenture trustee under the Trust Indenture Act and execute such senior indenture. We also may issue subordinated debt securities in one or more series under the Subordinated Indenture, dated December 5, 2016 (the “subordinated indenture”), between us and U.S. Bank National Association, and the related supplemental indenture for such subordinated debt securities. Each of the senior indenture trustee and U.S. Bank National association is referred to as the “indenture trustee,” unless otherwise specified.

The senior indenture and subordinated indenture are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” and the senior debt securities and the subordinated debt securities are sometimes referred to as the “debt securities.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The form of senior indenture and the subordinated indenture are incorporated by reference in the registration statement of which this prospectus is a part.

The following summary of the terms of the indentures is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

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Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the United States federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The debt securities will not be secured by any of our assets. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under the heading “— Subordination Provisions.”

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

Neither the indentures nor the debt securities limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. Each prospectus supplement will specify the particular terms of the debt securities being offered, including without limitation the following, as may be applicable:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the denominations the debt securities will be issued;

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•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the indentures and the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Description of Global Securities.”

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. Pursuant to the subordinated indenture, “senior indebtedness” with respect to any series of subordinated debt securities:

•	has the meaning ascribed to such term in the board resolutions or supplemental indenture establishing such series in accordance with the subordinated debt indenture;

•	and includes all of our:

o	indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

o	deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

o	obligations, contingent or otherwise, under letters of credit, bankers acceptances, security purchase facilities and similar transactions;

o	capital lease obligations;

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o	obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

o	guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

o	any obligations of the Company to its general creditors, as defined and required by the Federal Reserve under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital; in each case, whether outstanding on the date this Subordinated Indenture becomes effective, or created, assumed or incurred after that date.

Senior indebtedness excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities or the subordinated debt securities of any series; or (b) is identified as junior to, or equal in right of payment with, the subordinated debt securities or the subordinated debt securities of any series in any board resolution or in any supplemental indenture. Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

All liabilities of our subsidiary bank and our other subsidiaries, including without limitation our subsidiary bank’s depositors, liabilities to general creditors, and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the subordinated debt securities to the extent of the assets of such subsidiaries.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution, or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the subordinated debt securities. Only after payment in full of all amounts owing with respect to senior indebtedness will the holders of the subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the subordinated debt securities. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any senior indebtedness beyond any applicable grace period with respect to such senior indebtedness, or in the event that any event of default with respect to any senior indebtedness shall have occurred and be continuing permitting the holders of such senior indebtedness (or the trustee or agent on behalf of the holders of such subordinated debt securities), to declare such senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest on, the subordinated debt securities.

In the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. With respect to the assets of a subsidiary of ours, our creditors (including holders of the subordinated debt securities) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

The subordinated indentures does not contain any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the subordinated debt securities that may be hereafter incurred by us or our subsidiaries.

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Covenants

Under the indentures we covenant to:

•	pay the principal of, interest on and premium, if any, for the debt securities when due;

•	maintain a place of payment;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any;

•	if any series of debt securities provides for the payment of additional amounts, to pay such additional amounts as provided for by the terms of such series of debt securities;

•	deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the indentures;

•	pay or discharge or cause to be paid or discharged, before any delinquency, (i) all taxes, assessments and governmental charges levied or imposed on us or any of our subsidiary, and (ii) all lawful claims for labor, material and supplies which, if unpaid, might become a lien on our or any of our subsidiary’s property;

•	preserve and keep in full force and effect our corporate existence except as otherwise provided in the indentures; and

•	take such other actions as may be specified in the applicable supplemental indenture for a series of debt securities.

Events of Default

Under the indentures, an event of default will occur with respect to a series of debt securities: (i) if we fail to pay interest on the debt securities of that series as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the debt securities of that series as and when due; (iii) if we default in the payment of any sinking fund payment for the debt securities of that series when due; (iv) if we fail to deliver the required debt securities or other rights upon an appropriate conversion or exchange election by any holder of convertible debt securities; (v) if we breach any covenant or agreement applicable to the debt securities of that series and such failure continues for 90 days following notice of the same; (vi) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; (vii) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors, or fail generally to pay our debts as they become due; or (viii) if any other event of default applicable to such series of debt securities occurs.

Unless the terms of a particular series of debt securities provide otherwise, if an event of default (other than an event of default specified in clauses (vi) or (vii) above) under the indenture occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the entire principal amount of all debt securities of that series to be due and immediately payable, together with accrued and unpaid interest thereon, if any.

Unless the terms of a particular series of debt securities provide otherwise, if an event of default specified in clauses (vi) or (vii) above occurs, the entire principal amount of all debt securities of that series (or, if any debt securities of that series are original issue discount debt securities, the portion of the principal amount of such debt securities as may be specified by the terms thereof), together with accrued and unpaid interest thereon, if any, will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

After a declaration of acceleration or any automatic acceleration under clauses (vi) or (vii) above and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount outstanding of a series of debt securities may rescind the accelerated payment requirement if all existing events of default with respect to the debt securities of such series, other than the non-payment of the principal of debt securities of that series which have become due solely by such acceleration declaration, have been cured or waived and certain other conditions are satisfied.

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Each indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, or direction of any of the holders of debt securities, unless such holders shall have provided to the trustee indemnity or security acceptable to the trustee against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing default with respect to the debt securities of the applicable series;

•	the holders of not less than 25% in principal amount of the debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such default in its own name as trustee under the indenture;

•	such holder or holders have provided to the trustee indemnity acceptable to the trustee against the costs, expenses, and liabilities which may be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been received by the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding debt securities of such series.

In any event, each indenture provides that no one or more of such holders shall have any right under the indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of a given series.

The indentures contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the indenture and the debt securities in a legal defeasance, or to release ourselves from certain or all of our covenant restrictions under the indenture and the debt securities in a covenant defeasance. We may do so, after we irrevocably deposit with the trustee for the benefit of the holders of the debt securities of the applicable series, sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the debt securities of such series. If we choose the legal defeasance option, the holders of debt securities of such series will not be entitled to the benefits of the indenture except for certain limited rights, including registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securitites and the right to receive payments of the principal of (and premium, if any) and interest on such debt securities when such payments are due.

We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the indenture or the debt securities of the applicable series on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

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Satisfaction and Discharge

We may discharge our obligations under each indenture and each series of debt securities if: (i) all outstanding debt securities of such series have been delivered for cancellation; (ii) all outstanding debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year; or (iii) all outstanding debt securities of such series are scheduled for redemption within one year, and we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding debt securities of such series and any other sums due on the stated maturity date or a redemption date.

Modification and Waiver

Each indenture provides that we and the trustee may modify or amend the indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding debt securities affected thereby; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount or rate of interest of any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of a series, the consent of whose holders is required to modify or amend the indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities of a series; or

•	modify the provisions of the indenture with respect to subordination of the debt securities of a series in a manner adverse to the holders of such debt securities.

In addition, the holders of a majority in principal amount of the outstanding debt securities of a given series may, on behalf of all holders of debt securities of such series, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of our assets to another entity unless (i) the successor entity is a corporation, partnership, limited liability company or other entity organized or formed and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every other covenant of the indenture on our part to be performed or observed; (ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any of our subsidiaries as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and (iii) the successor entity delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

In case of any such consolidation, merger or sale, the successor entity will succeed to, and be substituted for, us, and may exercise every right and power of ours under the indenture with the same effect as if it had been named as us in the applicable indenture. In the event of such succession and substitution, we will be relieved of all obligations and covenants under the indentures and the debt securities.

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Governing Law

The governing law for the senior indenture and the senior debt securities will be agreed upon at execution of such senior indenture. The subordinated indenture and the subordinated debt securities are governed by, and construed in accordance with, the laws of the State of New York.

The Trustees

The senior indenture trustee will be selected prior to issuing any senior debt securities under the senior indenture.

U.S. Bank National Association is the subordinated indenture trustee under the subordinated indenture. From time to time, we, and some of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the subordinated indenture trustee in the ordinary course of business. Additionally, U.S. Bank National Association serves as trustee under one or more indentures involving our existing debt securities. Upon the occurrence of an event of default, or an event which, after notice or lapse of time or both, would become an event of default under any subordinated debt securities, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the subordinated indenture trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as subordinated indenture trustee under the subordinate indenture. In that event, we would be required to appoint a successor subordinated indenture trustee.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock, or debt securities. Warrants may be issued independently or together with any shares of common stock or preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from the shares of common or preferred stock or debt securities. The warrants are to be issued under warrant agreements to be entered into between Union and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Union in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may offer from time to time. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the common stock or preferred stock or debt securities with which the warrants are issued and the number of warrants issued with each share of common stock or preferred stock or such debt security;

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•	if applicable, the date on and after which the warrants and the related common stock or preferred stock or debt securities will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain United States federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of shares of common stock or preferred stock, or such principal amount of debt securities, at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Union, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of (i) the certificate evidencing such warrants properly completed and duly executed and (ii) payment as provided in the prospectus supplement of the amount required to purchase the shares of common stock or preferred stock or debt securities purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or preferred stock or debt securities purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of a stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any merger, consolidation or sale or conveyance of all or substantially all of the assets of Union, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

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No Rights as Shareholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of Union or any other matter, or to exercise any rights whatsoever as shareholders of Union.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock, or the price of our debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

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The terms and conditions described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities other than common stock in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to warrants, units or preferred stock, represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Union, the trustees, the warrant agents, the unit agents or any other agent of Union, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

BOOK-ENTRY ISSUANCE

General

The Depository Trust Company (the “DTC”) may act as securities depository for all of the debt securities unless otherwise referred to in the prospectus supplement relating to an offering of debt securities. The debt securities may be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except if use of the book-entry-only system for the debt securities is discontinued.

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The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

Distribution of Funds

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book-Entry System

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

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•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. In a firm commitment underwriting, the underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement naming any such underwriter.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters, agents or their affiliates. These underwriters, agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

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Direct Sales

We may also sell shares directly to one or more purchasers without using underwriters or agents.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. Any shares of common stock hereunder will be listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

General Information

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Troutman Sanders LLP (Richmond, Virginia), our legal counsel, and for any underwriters and agents by legal counsel selected by such underwriters or agents.

EXPERTS

Our consolidated financial statements (i) as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, an independent registered public accounting firm; and (ii) for the year ended December 31, 2014 have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, each as set forth in their respective reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

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With respect to our unaudited consolidated interim financial information for the three-month periods ended March 31, 2017 and 2016 and the three and six-month periods ended June 30, 2017 and 2016, incorporated by reference herein, Ernst & Young LLP reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, its separate reports dated May 9, 2017 and August 8, 2017, included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and incorporated by reference herein, state that Ernst & Young LLP did not audit and it does not express an opinion on that interim financial information. Accordingly, the degree of reliance on its report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for its reports on the unaudited interim financial information because those reports are not “reports” or “parts” of the registration statement of prospectus is a part prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

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UNION BANKSHARES CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

September 8, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the filing of this Registration Statement on Form S-3 and the offer and sale of the securities being registered hereby:

SEC Registration Fee	$(1)
Printing Costs	(2)
Transfer and Disbursing Agent Fees	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Miscellaneous Expenses	(2)
Total	$(1)(2)

(1) The Company is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any registration fee until the time the securities are offered under this Registration Statement pursuant to a prospectus supplement.

(2) These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

The laws of the Commonwealth of Virginia pursuant to which Union Bankshares Corporation (“Union”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. Union’s articles of incorporation provide that, to the full extent permitted by the Virginia SCA, Union is required to indemnify a director or officer against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been a director or officer and against all expenses (including counsel fees) reasonably incurred in connection therewith, except in relation to matters in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law in his performance of his duty as such director or officer.

Union has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of Union against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Union and (ii) Union to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

The Virginia SCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation's articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. Union’s articles of incorporation eliminate the personal liability of directors and officers to Union or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*
1.2	Form of Underwriting Agreement for Preferred Stock.*
1.3	Form of Underwriting Agreement for Debt Securities.*
1.4	Form of Underwriting Agreement for Warrants.*
1.5	Form of Underwriting Agreement for Purchase Contracts.*

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1.6	Form of Underwriting Agreement for Units.*
2.1	Agreement and Plan of Reorganization, dated as of May 19, 2017, by and between Union Bankshares Corporation and Xenith Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on May 23, 2017).
4.1	Articles of Incorporation of Union Bankshares Corporation, as amended April 25, 2014 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on April 29, 2014).
4.2	Bylaws of Union Bankshares Corporation, as amended January 21, 2017 (incorporated by reference to Exhibit 3.02 to Annual Report on Form 10-K filed on February 28, 2017).
4.3	Specimen certificate of common stock of Union Bankshares Corporation (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 filed on August 16, 2017).
4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock.*
4.5	Form of Preferred Stock Certificate.*
4.6	Form of Senior Debt Securities Indenture.*
4.7	Form of Senior Debt Security.*
4.8	Subordinated Indenture, dated as of December 5, 2016, between Union Bankshares Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on December 5, 2016).
4.9	Form of Subordinated Debt Security.*
4.10	Form of Warrant.*
4.11	Form of Warrant Agreement.*
4.12	Form of Purchase Contract Agreement.*
4.13	Form of Unit Agreement.*
5.1	Opinion of Troutman Sanders LLP (filed herewith).
8.1	Opinion of counsel as to certain federal income tax matters.*
12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends (filed herewith).
15.1	Acknowledgment of Ernst & Young LLP, as accountants for Union (filed herewith).
23.1	Consent of Ernest & Young LLP (filed herewith).
23.2	Consent of Yount, Hyde & Barbour, P.C. (filed herewith).
23.3	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page hereto).
25.1	Statement of Eligibility on Form T-1 of the trustee under the Senior Debt Securities Indenture pursuant to the Trust Indenture Act of 1939.**
25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association with respect to the Subordinated Indenture, dated as of December 5, 2016 (filed herewith).

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed by post-effective amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on September 8, 2017.

UNION BANKSHARES CORPORATION

By:	/s/ John C. Asbury
John C. Asbury
President and Chief Executive Officer
(Principal Executive Officer)

We, the undersigned directors and officers of Union Bankshares Corporation (“Union”) hereby severally constitute and appoint John C. Asbury, Robert M. Gorman, or either of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said attorney and agent may deem necessary or advisable to enable Union to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-4, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission; and we hereby approve, ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Asbury	Director, President and	September 8, 2017
John C. Asbury	Chief Executive Officer (Principal Executive Officer)

/s/ Robert M. Gorman	Executive Vice President and	September 8, 2017
Robert M. Gorman	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Raymond D. Smoot, Jr.	Chairman and Director	September 8, 2017
Raymond D. Smoot, Jr.

/s/ Ronald L. Tillett	Vice Chairman and Director	September 8, 2017
Ronald L. Tillett

/s/ L. Bradford Armstrong	Director	September 8, 2017
L. Bradford Armstrong

/s/ G. William Beale	Director	September 8, 2017
G. William Beale

/s/ Glen C. Combs	Director	September 8, 2017
Glen C. Combs

/s/ Beverly E. Dalton	Director	September 8, 2017
Beverly E. Dalton

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/s/ Gregory L. Fisher	Director	September 8, 2017
Gregory L. Fisher

/s/ Daniel I. Hansen	Director	September 8, 2017
Daniel I. Hansen

/s/ Jan S. Hoover	Director	September 8, 2017
Jan S. Hoover

/s/ Patrick J. McCann	Director	September 8, 2017
Patrick J. McCann

/s/ W. Tayloe Murphy, Jr.	Director	September 8, 2017
W. Tayloe Murphy, Jr.

/s/ Alan W. Myers	Director	September 8, 2017
Alan W. Myers

/s/ Thomas P. Rohman	Director	September 8, 2017
Thomas P. Rohman

/s/ Linda V. Schreiner	Director	September 8, 2017
Linda V. Schreiner

/s/ Raymond L. Slaughter	Director	September 8, 2017
Raymond L. Slaughter

/s/ Charles W. Steger	Director	September 8, 2017
Charles W. Steger

/s/ Keith L. Wampler	Director	September 8, 2017
Keith L. Wampler

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EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement for Common Stock.*
1.2	Form of Underwriting Agreement for Preferred Stock.*
1.3	Form of Underwriting Agreement for Debt Securities.*
1.4	Form of Underwriting Agreement for Warrants.*
1.5	Form of Underwriting Agreement for Purchase Contracts.*
1.6	Form of Underwriting Agreement for Units.*
2.1	Agreement and Plan of Reorganization, dated as of May 19, 2017, by and between Union Bankshares Corporation and Xenith Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed on May 23, 2017).
4.1	Articles of Incorporation of Union Bankshares Corporation, as amended April 25, 2014 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on April 29, 2014).
4.2	Bylaws of Union Bankshares Corporation, as amended January 21, 2017 (incorporated by reference to Exhibit 3.02 to Annual Report on Form 10-K filed on February 28, 2017).
4.3	Specimen certificate of common stock of Union Bankshares Corporation (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-4 filed on August 16, 2017).
4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock.*
4.5	Form of Preferred Stock Certificate.*
4.6	Form of Senior Debt Securities Indenture.*
4.7	Form of Senior Debt Security.*
4.8	Subordinated Indenture, dated as of December 5, 2016, between Union Bankshares Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on December 5, 2016).
4.9	Form of Subordinated Debt Security.*
4.10	Form of Warrant.*
4.11	Form of Warrant Agreement.*
4.12	Form of Purchase Contract Agreement.*
4.13	Form of Unit Agreement.*
5.1	Opinion of Troutman Sanders LLP (filed herewith).
8.1	Opinion of counsel as to certain federal income tax matters.*
12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends (filed herewith).
15.1	Acknowledgment of Ernst & Young LLP, as accountants for Union (filed herewith).
23.1	Consent of Ernest & Young LLP (filed herewith).
23.2	Consent of Yount, Hyde & Barbour, P.C. (filed herewith).
23.3	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page hereto).
25.1	Statement of Eligibility on Form T-1 of the trustee under the Senior Debt Securities Indenture pursuant to the Trust Indenture Act of 1939.**
25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association with respect to the Subordinated Indenture, dated as of December 5, 2016 (filed herewith).

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed by post-effective amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

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